FIRST AMENDMENT
                               to
                 AMENDED AND RESTATED EXECUTIVE
             RETIREMENT BENEFIT EMPLOYMENT AGREEMENT


     FIRST AMENDMENT dated as of November 16, 1993 to the AMENDED AND RESTATED EXECUTIVE RETIREMENT BENEFIT EMPLOYMENT AGREEMENT dated as of December 31, 1991 (the "Retirement Benefit Employment Agreement") by and between OAKWOOD HOMES CORPORATION, a North Carolina corporation with its principal executive offices at Greensboro, North Carolina (the "Company"), and NICHOLAS J. ST. GEORGE, an individual residing at Greensboro, North Carolina (the "Executive").

                      STATEMENT OF PURPOSE

     The Executive is a valued key employee of the Company whose present and future contributions to the success and growth of the Company are significant. The Company believes that it is in the best interest of it and its shareholders to amend the Retirement Benefit Employment Agreement to provide that in the event the Executive receives an arbitration award as a result of a dispute arising under the Retirement Benefit Employment Agreement, the Corporation shall reimburse the Executive the reasonable fees and disbursements of his counsel.

     NOW, THEREFORE, the Company and the Executive hereby agree as follows:

     1. Arbitration; Fees. The Company and the Executive hereby acknowledge and agree that Section 15 of the Retirement Benefit Employment Agreement is hereby amended by deleting such
Section in its entirety and substituting in its place and stead a new Section 15 to read in its entirety as follows:

                         "15. Arbitration; Fees.  (a)Any
          disputes between the Company and the
          Executive concerning this Agreement will be settled by arbitration in accordance with the Commercial Arbitration Rules of the American
          Arbitration Association, by a panel of three arbitrators, one selected by the Executive, one selected by the Company and the other selected by the two so chosen. Judgment upon the arbitration award rendered by the arbitrators shall be binding and conclusive and may be entered in any court having jurisdiction thereof. The costs of the arbitration shall be borne by the Company.

                         (b)In the event that the Executive
          receives an arbitration award pursuant to subsection (a) above, the Company shall, within thirty (30) days after the presentation of proper receipts or invoices therefor, reimburse the Executive the reasonable fees and disbursements of counsel incurred in connection with such arbitration or the collection of any amounts awarded the Executive pursuant thereto."

     2. References. Each reference in the Retirement Benefit Employment Agreement to the terms "this Agreement", "herein", "hereof", "hereunder" and other similar terms referring to the Retirement Benefit Employment Agreement are hereby deemed to be a reference to the Retirement Benefit Employment Agreement as amended hereby.

     3. Ratification; Confirmation. Except as amended hereby, all the terms and conditions of the Retirement Benefit Employment
Agreement shall remain in full force and effect, and are hereby ratified and confirmed in all respects.

     4. Counterparts. This First Amendment may be executed in any one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have caused this First
Amendment to be executed and delivered as of the day and year first above set forth.

ATTEST:                       OAKWOOD HOMES CORPORATION

_____________________         By:_______________________
                                 Name:
                                 Title:

                              ___________________________
                              Nicholas J. St. George

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